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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

1. Steelcase Canada, Ltd., a Canadian corporation

2. Office Details Inc., a Michigan corporation

3. Steelcase SAS, a French "simplified" corporation

4. Steelcase S.A., a French corporation

5. AF Steelcase S.A., a Spanish corporation